Exhibit 10.10

                              MANAGEMENT AGREEMENT

     Pyramid Coach, Inc. ("Pyramid"), a Tennessee corporation, a subsidiary of Danzer Corporation ("Danzer"), a New York corporation, having its principal place of business in Joelton, Tennessee, and DW Leasing Company, LLC ("DW"), a Mississippi limited liability company, having its principal place of business in Mississippi, hereby enter into this Management Agreement (this "Agreement") as of the 16th day of June, 2001.

     Now, therefore, in consideration of the mutual covenants set forth in this Agreement, the parties to this Agreement hereby agree as follows:

     1. Provision of Services. During the term of this Agreement, Pyramid shall provide all of the management and operational services necessary and appropriate for the leasing, operation and maintenance on behalf of DW of all motor coaches owned by DW. Pyramid shall provide its services pursuant to this Agreement in a manner which will qualify its activities on behalf of DW as the rendering of a service rather than the leasing of tangible personal property subject to Tennessee sale or use tax. Therefore, in performing its obligations under this Agreement, Pyramid shall comply with the following provisions:

          (a) Service Contract. Pyramid shall enter into a service contract with all customers wishing to lease one of DW's motor coaches in the form of the service contract attached as Exhibit A to this Agreement (the "Service Agreement"). Pyramid shall not agree to any modifications to the substantive terms of that form of agreement without the prior written consent of DW.

          (b) Performance of Obligations under Service Contract. Pyramid shall perform all of its obligations under each Service Agreement on a timely basis, including (without limitation) the following:

                    (1)  Insurance.   Pyramid  shall  obtain  and  maintain  the
               insurance coverage specified in each Service Contract and shall name DW as an additional insured.

                    (2) Approved  Operators.  Pyramid shall allow only operators approved by Pyramid to operate DW's motor coaches, consistent with the approved operator provisions of each Service Agreement.

               (c) Titleholder Agreement. Pyramid shall have the right to lease each motor coach owned by DW on behalf of DW in Pyramid's name as title owner of the motor coach. Pyramid and DW shall enter into one or more titleholder agreements, in form and substance substantially similar to the form of the titleholder agreement attached as Exhibit B to this Agreement, for each motor coach owned by DW and leased pursuant to a Service Contract. In the absence of the actual execution and delivery of a titleholder agreement, Pyramid and DW shall have the right to deem each other as having executed a titleholder agreement for the applicable motor coach as of the execution date of the applicable Service Contract.

               (d) Operator Agreement. Pyramid shall have each customer enter into an operator agreement with an approved operator for all of DW's motor coaches in the form of the operator agreement attached as Exhibit C to this Agreement (the "Operator Agreement"). Pyramid shall not agree to any modifications to the substantive terms of that form of agreement without the prior written consent of DW.

     2. Delivery of Motor Coaches. Pyramid shall take and accept delivery of each motor coach owned by DW and leased to a customer pursuant to the Service Contract at DW's facilities in Mississippi, at the time and place that the approved operator for the motor coach takes physical possession of the motor coach.

     3. Operating Accounts. Pyramid shall establish a separate operating account for DW into which it shall deposit all cash receipts and from which it shall make all cash disbursements for the benefit of DW.

     4. Operational Expenses. Pyramid shall have the authority to incur and the responsibility to advance payment of all operational expenses (except routine fluid changes on the motor coaches) of DW relating to all motor coaches owned by DW during the term of this Agreement, first, out of the cash receipts of DW and, then, out of its separate funds to the extent DW does not generate sufficient cash receipts. DW shall immediately reimburse Pyramid for any expenses advanced from Pyramid's own funds upon receipt of an invoice for such expenses.

     5. Term. The term of this Agreement shall begin on the date of this Agreement and shall continue until terminated by either party upon at least thirty (30) days prior written notice.

     6. Compensation. For its services rendered during the term of this Agreement Pyramid shall have the right to retain twenty percent (20%) of the gross receipts from the operation of DW's motor coaches during the term of this Agreement.

     7. Liability. In carrying out its duties under this Agreement, Pyramid shall not bear any liability to DW, except for actions involving willful misconduct, fraud or gross negligence.

     8. Entire Agreement. This Agreement constitutes the entire agreement of the parties with regard to the subject matter of this Agreement and replaces and supersedes all other written and oral agreements and statements of the parties relating to the subject matter of this Agreement.

     9. Waiver. The failure of a party to insist in any one or more instances on the performance of any terms or conditions of this Agreement shall not operate as a waiver of any future performance of that term or condition.

     10. Assignment. No party may assign any of the party's rights or delegate any of the party's obligations under this Agreement.

     11. Governing Law. Notwithstanding the place where the parties execute this Agreement, the internal laws of Mississippi shall govern the construction of the terms and the application of the provisions of this Agreement.

     12. Headings. The headings used in this Agreement appear strictly for the parties' convenience in identifying the provisions of this Agreement and shall not affect the construction or interpretation of the provisions of this Agreement.

     13. Binding Effect. This Agreement binds and inures to the benefit of the parties and their respective successors, legal representatives, heirs and permitted assigns.

     14. Amendments. No amendments to this Agreement shall become effective or binding on the parties, unless agreed to in writing by all of the parties, and by the unanimous consent of the Board of Directors of Danzer.

Executed on the day and year first set forth above.


                             Pyramid Coach, Inc.


                             By: [signature]
                             Its: Exec. Vice President


                             DW Leasing Company, LLC


                             By: /s/ Timothy J. Durham
                             Its: Managing Member